Exhibit 99.1


FRED'S                          4300 New Getwell Road, Memphis, Tennessee 38118


                                          Contact: Jerry A. Shore
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (901) 362-3733, Ext. 2217


             FRED'S reports 22% increase in third QUARTer net income


MEMPHIS, Tenn. (November 20, 2003) - Fred's Inc. (NASDAQ/NM: FRED) today reported record financial results for the third fiscal quarter and nine-month period ended November 1, 2003.

     Net income for the third quarter of 2003 increased 22% to $9.0 million or $0.23 per diluted share from $7.4 million or $0.19 per diluted share in the year-earlier period. For the first nine months of 2003, net income increased 23% to $21.3 million or $0.54 per diluted share from $17.4 million or $0.44 per diluted share in the same period last year.

     All per share results have been adjusted for a three-for-two stock split distributed on July 1, 2003.

     Retail sales by Company stores for the third quarter of 2003 increased 19% and total sales for the quarter rose 18% to $311.7 million versus $263.2 million in the same period last year. On a comparable store basis, sales increased 6.0% for the quarter. For the first nine months of 2003, retail sales by Company stores increased 20% and total sales for the period rose 19% to $924.6 million compared with $778.1 million in the year-earlier period. Comparable store sales for the first nine months of 2003 increased 6.0% over the same period last year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "We are pleased to report another solid financial performance for Fred's in the third quarter, with sales and earnings growth that keeps us firmly on course to achieve our aggressive goals for the year. The Company's 22% increase in net income for the third quarter was a highlight for the period.

     "Fred's results for the third quarter also are gratifying from an operational standpoint, considering our ongoing expansion during the quarter," Hayes added. "In addition to the continued successful ramp-up of our new distribution center in Georgia, we have opened 16 new stores over the past three months and, as a result, we have quickly reached our original target of 70 new stores for the year. Significantly, in the course of adding these new stores during the quarter, we also recorded a milestone event with the opening of our 500th store. Because of this accelerated growth, we have now raised our target for new store openings in fiscal 2003 to 75, which will make this the most ambitious year in our history for store expansion. With the additional capacity of our second distribution center in Dublin, we have given our real estate department the green light to open stores in all periods for next fiscal year, utilizing our resources more effectively and increasing our target for store openings in 2004 from 80 to a range of 80 to 100."

FRED Reports Third Quarter Results
Page 2
November 20, 2003


     Fred's gross profit for the third quarter of 2003 was $91.2 million compared with $76.0 million in the prior-year period, representing an increase of 20% for the period. Gross margin for the quarter improved to 29.3% versus 28.9% last year. Gross profit for the first nine months of 2003 increased 23% to $264.1 million from $215.1 million in the first nine months of 2002. Gross margin for the 2003 year-to-date period was 28.6% versus 27.6% in the same period last year, reflecting higher initial markup on shipments and better control of merchandise markdowns and shrinkage.

     Selling, general and administrative expenses for the third quarter of 2003 increased to 24.8% of sales versus 24.5% of sales in the year-earlier period. On a year-to-date basis in 2003, selling, general and administrative expenses increased to 25.1% of sales compared with 24.2% of sales in the first nine months of 2002. The increase in expenses as a percent of sales in the quarter and year-to-date periods was attributable to costs associated with the Company's expansion of store and distribution facilities.

     Operating income for the third quarter of 2003 increased 21% to $13.9 million from $11.5 million in the year-earlier period. Operating income was 4.5% of sales in the third quarter of 2003 compared with 4.4% in the third quarter of 2002. Operating income for the first three quarters of 2003 increased 22% to $32.6 million from $26.6 million in the prior-year period. Operating income for the first nine months of 2003 was 3.5% of sales compared with 3.4% of sales in the first nine months of last year.

     Fred's Inc. operates 508 discount general merchandise stores, including 26 franchised Fred's stores mainly in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com. A public, listen-only simulcast and replay of Fred's third quarter conference call may be accessed at the Company's web site or at www.fulldisclosure.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately noon Eastern Time and will run until December 20, 2003.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

FRED Reports Third Quarter Results
Page 3
November 20, 2003


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)


                                                                             13 Weeks       13 Weeks
                                                                               Ended          Ended
                                                                            November 1,    November 2,     Percent
                                                                               2003           2002         Change
                                                                           ------------   ------------    ---------
Net sales                                                                  $   311,668    $   263,197         18.4%
Operating income                                                           $    13,888    $    11,519         20.6%
Net income                                                                 $     9,028    $     7,408         21.9%
Net income per share:*
     Basic                                                                 $      0.23    $      0.19         21.1%
     Diluted                                                               $      0.23    $      0.19         21.1%
Average shares outstanding:*
     Basic                                                                      38,901         38,328
     Diluted                                                                    39,838         39,263


                                                                             39 Weeks       39 Weeks
                                                                               Ended          Ended
                                                                            November 1,    November 2,     Percent
                                                                               2003           2002         Change
                                                                           ------------   -----------     ---------
Net sales                                                                  $   924,627    $   778,094         18.8%
Operating income                                                           $    32,550    $    26,580         22.5%
Net income                                                                 $    21,270    $    17,350         22.6%
Net income per share:*
     Basic                                                                 $      0.55    $      0.45         22.2%
     Diluted                                                               $      0.54    $      0.44         22.7%
Average shares outstanding:*
     Basic                                                                      38,680         38,201
     Diluted                                                                    39,594         39,249

* All share and per share amounts have been adjusted to reflect the distribution of a three-for-two stock split on July 1, 2003.

FRED Reports Third Quarter Results
Page 4
November 20, 2003



                                   FRED'S INC.
                   Unaudited Fiscal 2003 Third Quarter Results
                    (in thousands, except per share amounts)

                                                               13 Weeks                     13 Weeks
                                                                 Ended                        Ended
                                                              November 1,       % of       November 2,      % of
                                                                 2003           Total         2002          Total
                                                              -----------      -------    ------------     -------
Net sales                                                     $   311,668       100.0%    $   263,197        100.0%
Cost of goods sold                                                220,477        70.7%        187,203         71.1%
                                                              -----------      -------    ------------     --------
Gross profit                                                       91,191        29.3%         75,994         28.9%
Selling, general and administrative expenses                       77,303        24.8%         64,475         24.5%
                                                              -----------      -------    ------------     --------
Operating income                                                   13,888         4.5%         11,519          4.4%
Interest expense, net                                                  93         0.0%            121          0.0%
                                                              -----------      -------    ------------     --------
Income before income taxes                                         13,795         4.5%         11,398          4.4%
Provision for income taxes                                          4,767         1.6%          3,990          1.6%
                                                              -----------      -------    ------------     --------
Net income                                                    $     9,028         2.9%    $     7,408          2.8%
                                                              ===========      =======    ============     ========
Net income per share:*
     Basic                                                    $      0.23                 $      0.19
                                                              ===========                 ============
     Diluted                                                  $      0.23                 $      0.19
                                                              ===========                 ============
Weighted average shares outstanding:*
     Basic                                                         38,901                      38,328
                                                              ===========                 ============
     Diluted                                                       39,838                      39,263
                                                              ===========                 ============

                    Unaudited Fiscal 2003 Nine-Month Results
                    (in thousands, except per share amounts)

                                                               39 Weeks                     39 Weeks
                                                                 Ended                        Ended
                                                              November 1,       % of       November 2,      % of
                                                                 2003           Total         2002          Total
                                                              -----------      -------    ------------     -------
Net sales                                                     $   924,627       100.0%    $   778,094        100.0%
Cost of goods sold                                                660,544        71.4%        563,037         72.4%
                                                              -----------      -------    ------------     --------
Gross profit                                                      264,083        28.6%        215,057         27.6%
Selling, general and administrative expenses                      231,533        25.1%        188,477         24.2%
                                                              -----------      -------    ------------     --------
Operating income                                                   32,550         3.5%         26,580          3.4%
Interest expense, net                                                 290         0.0%             54          0.0%
                                                              -----------      -------    ------------     --------
Income before income taxes                                         32,260         3.5%         26,526          3.4%
Provision for income taxes                                         10,990         1.2%          9,176          1.1%
                                                              -----------      -------    ------------     --------
Net income                                                    $    21,270         2.3%    $    17,350          2.3%
                                                              ===========      =======    ============     ========
Net income per share:*
     Basic                                                    $      0.55                 $      0.45
                                                              ===========                 ============
     Diluted                                                  $      0.54                 $      0.44
                                                              ===========                 ============
Weighted average shares outstanding:*
     Basic                                                         38,680                      38,201
                                                              ===========                 ============
     Diluted                                                       39,594                      39,249
                                                              ===========                 ============

* All share and per share amounts have been adjusted to reflect the distribution of a three-for-two stock split on July 1, 2003.

FRED Reports Third Quarter Results
Page 5
November 20, 2003


                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)

                                                                                     November 1,      November 2,
                                                                                        2003              2002
                                                                                    -------------    --------------
ASSETS:
Cash and cash equivalents                                                           $       2,279    $        2,078
Inventories                                                                               260,589           218,957
Receivables and other current assets                                                       21,779            21,596
Current deferred income tax benefit                                                             0               464
                                                                                    -------------    --------------
     Total current assets                                                                 284,647           243,095
Property and equipment, net                                                               130,281            98,369
Other noncurrent assets                                                                     4,256             4,721
                                                                                    -------------    --------------
     Total assets                                                                         419,184    $      346,185
                                                                                    =============    ==============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                                                    $      78,427    $       67,482
Current portion of indebtedness                                                               125               281
Current portion of capital lease obligation                                                   735               656
Accrued expenses                                                                           16,416            15,549
Current deferred tax liability                                                             11,016                 0
Income taxes                                                                                6,663             3,640
                                                                                    -------------    --------------
     Total current liabilities                                                            113,382            87,608

Indebtedness                                                                               19,284            13,010
Deferred tax liability                                                                      3,445               696
Capital lease obligations                                                                   1,844             1,981
Other noncurrent liabilities                                                                2,755             2,355
                                                                                    -------------    --------------
     Total liabilities                                                                    140,710           105,650
Shareholders' equity                                                                      278,474           240,535
                                                                                    -------------    --------------
     Total liabilities and shareholders' equity                                     $     419,184    $      346,185
                                                                                    =============    ==============